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                                                                 EXHIBIT 4.16.13


         TWELFTH SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of May 29, 1998, among KJQY-FM Licensee, Inc., a Delaware corporation; SFX Broadcasting of Texas (KTCK), Inc., a Delaware corporation; SFX Broadcasting of Texas (KTCK), Licensee, Inc., a Delaware corporation; SFX Broadcasting of San Diego, Inc., a Delaware corporation; Parker Broadcasting Company, a California corporation; SFX Broadcasting of San Diego Licensee, Inc., a Delaware corporation; Liberty Broadcasting, Incorporated, a Delaware corporation; Liberty Broadcasting Group Incorporated, a Delaware corporation; Liberty Broadcasting of New York Incorporated, a New York corporation; Liberty Broadcasting of Albany Incorporated, a New York corporation; Liberty Broadcasting of Maryland II Incorporated, a Maryland corporation; WHJJ, Inc., a Rhode Island corporation; WHFM, Inc., a New York corporation; WHCN, Inc., a Connecticut corporation; WHCN-FM, Inc., a Delaware corporation; WNSE, Inc., a Rhode Island corporation; WSNE-FM, Inc., a Delaware corporation, WMXB, Inc., a Virginia corporation; WPYX, Inc., a New York corporation; WHJY, Inc., a Rhode Island corporation; WPOP, Inc., a Connecticut corporation; WGNA, Inc., a New York corporation; WGNA-FM, Inc., a New York corporation; WGBB, Inc., a New York corporation; Beck-Ross Communications, Inc., a Delaware corporation; WTRY, Inc., a New York corporation; WYSR, Inc., a Connecticut corporation; WBLI, Inc., a New York corporation; WBLI-FM, Inc., a Delaware corporation, WBAB, Inc., a New York corporation; SFX Broadcasting of Hartford, Inc., a Delaware corporation; Multi-Market Radio, Inc., a Delaware corporation; Southern Starr Broadcasting Group, Inc., a Delaware corporation; Southern Starr of Arkansas, Inc., an Arkansas corporation; General Communicorp, Inc., a Connecticut corporation; General Broadcasting of Connecticut, Inc., a Connecticut corporation; Southern Starr Communications, Inc., a Delaware corporation; Southern Starr Limited Partnership, a partnership organized in Delaware; Multi-Market Radio of Augusta, Inc., a Delaware corporation; Multi-Market Radio of Myrtle Beach, Inc., a Delaware corporation; Multi-Market Radio of Northhampton, Inc., a Delaware corporation; Multi-Market Radio of Hartford, Inc., a Delaware corporation; Southern Starr Management, Inc., a Delaware corporation; General Broadcasting of Florida, Inc., a Florida corporation; General Broadcasting Corp., a Connecticut corporation; Great American Music Fest & Production Co., a Connecticut corporation; Multi-Market Radio of Fayetteville, Inc., a Delaware corporation; SFX Broadcasting of Arizona, Inc., a Delaware corporation; SFX Broadcasting of California, Inc., a Delaware corporation; SFX Broadcasting of Connecticut, Inc., a Delaware corporation; SFX Broadcasting of Connecticut Licensee, Inc., a Delaware corporation; SFX Broadcasting of Florida, Inc., a Delaware corporation; SFX Broadcasting of Hartford II, Inc., a Delaware corporation; SFX Broadcasting of Kansas, Inc., a Delaware corporation; SFX Broadcasting of Massachusetts, Inc., a Delaware corporation; SFX Broadcasting of Massachusetts Licensee, Inc., a Delaware corporation; SFX Broadcasting of New York, Inc., a Delaware corporation; SFX Broadcasting of Pennsylvania, Inc., a Delaware corporation; SFX Broadcasting of Rhode Island, Inc., a Delaware corporation; SFX Broadcasting of South Carolina, Inc., a Delaware Corporation; SFX Broadcasting of Virginia, Inc., a Delaware corporation; SFX Broadcasting of Wisconsin, Inc., a Delaware corporation; SFX GP, Inc., a Delaware corporation; SFX Holdings, Inc., a Delaware corporation; SFX Operating Company of Mississippi, Inc., a Delaware corporation; SFX Operating Company of North Carolina, Inc., a Delaware corporation; SFX Operating Company of Tennessee, Inc., a Delaware corporation; SFX Operating GP, Inc., a Delaware corporation; SFX Performance Marketing, Inc., a Delaware corporation; SFX Texas Limited Partnership, a partnership organized



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in Delaware; SFXAZ Limited Partnership, a partnership organized in Delaware;
SFXBX Limited Partnership, a partnership organized in Delaware; SFXFL Limited Partnership, a partnership organized in Delaware; SFXIN Limited Partnership, a partnership organized in Delaware; SFXKS Limited Partnership, a partnership organized in Delaware; SFXMS Limited Partnership, a partnership organized in Delaware; SFXNC Limited Partnership; a partnership organized in Delaware; SFXPA Limited Partnership, a partnership organized in Delaware; SFXSC Limited Partnership, a partnership organized in Delaware; SFXTN Limited Partnership, a partnership organized in Delaware; SFXTX Limited Partnership, a partnership organized in Delaware; SFXWI Limited Partnership, a partnership organized in Delaware, WWYZ, Inc., a Connecticut corporation; ABS Communications, L.L.C., a Virginia limited liability company; SFX Indiana Limited Partnership, a Delaware limited partnership; SFX Radio Network of North Carolina, Inc., a Delaware corporation; each a subsidiary of SFX Broadcasting, Inc., (the "Company"), a Delaware corporation (each of the above entities other than the Company, a "Guarantor"), and The Chase Manhattan Bank (formerly known as Chemical Bank), as trustee under the indenture referred to below (the "Trustee").


                                   WITNESSETH:

         WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of May 31, 1996, as amended by supplemental indentures, dated as of November 25, 1996, January 10, 1997, January 13, 1997, January 29, 1997, May 15, 1997, July 8, 1997, October 9, 1997,
October 10, 1997, January 23, 1998, February 2, 1998 and May 18, 1998
(collectively, the "Indenture"), providing for the issuance of an aggregate principal amount of $450,000,000 of the Company's 10 3/4% Senior Subordinated Notes due 2006 (the "Notes");

         WHEREAS, Section 5.01 of the Indenture provides that under certain circumstances the Company is required to cause each Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which such Guarantor shall confirm that its Subsidiary Guarantee shall apply to the Company or the surviving Person's Obligations under the Indenture and the Notes in the event of a merger, consolidation or sale, assignment, transfer lease, conveyance or other disposition of all or substantially all of the Company's assets or properties (the "Fundamental Change");

         WHEREAS, the Company is going to be the surviving Person pursuant to the Agreement and Plan of Merger dated as of August 24, 1997, as amended, among SBI Holdings Corporation, SBI Radio Acquisition Corporation and the Company;

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed as follows:



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1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. CONFIRMATION. Each Guarantor hereby confirms, pursuant to Section 5.01 of the Indenture, that its Subsidiary Guarantee shall continue to apply to the Company's Obligations under the Indenture and the Notes after the Fundamental Change.

3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, shareholder or agent of the Guarantors, as such, shall have any liability for any obligations of the Company or the Guarantors under the Securities, the Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of the Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

4. EFFECTIVENESS. This Supplemental Indenture shall be effective upon execution by the parties hereto.

5. RECITALS. The recitals contained herein shall be taken as the statements of the Guarantors and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity of this Supplemental Indenture.

6. NEW YORK LAW TO GOVERN. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.

7. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.



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         IN WITNESS WHEREOF, the parties hereto have executed this Twelfth
Supplemental Indenture as of the date first above written.


                                KJQY-FM Licensee, Inc.

                                SFX Broadcasting of Texas (KTCK) Licensee, Inc.

                                SFX Broadcasting of San Diego, Inc.

                                Parker Broadcasting Company

                                SFX Broadcasting of San Diego Licensee, Inc.

                                Liberty Broadcasting, Incorporated

                                Liberty Broadcasting Group Incorporated

                                Liberty Broadcasting of New York Incorporated

                                Liberty Broadcasting of Albany Incorporated

                                Liberty Broadcasting of Maryland II Incorporated

                                WHJJ, Inc.

                                WHFM, Inc.

                                General Broadcasting Corp.

                                Southern Starr Management, Inc.

                                General Broadcasting of Florida, Inc.

                                SFX Broadcasting of Texas (KTCK), Inc.

                                WHCN, Inc.

                                WHCN-FM, Inc.

                                WSNE, Inc.

                                WSNE-FM, Inc.



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                                WMXB, Inc.

                                WPYX, Inc.

                                WHJY, Inc.

                                WPOP, Inc.

                                WGNA, Inc.

                                WGNA-FM, Inc.

                                WGBB, Inc.

                                Beck-Ross Communications, Inc.

                                WTRY, Inc.

                                WYSR, Inc.

                                WBLI, Inc.

                                WBLI-FM, Inc.

                                WBAB, Inc.

                                SFX Broadcasting of Hartford, Inc.

                                Multi-Market Radio, Inc.

                                Southern Starr Broadcasting Group, Inc.

                                Southern Starr of Arkansas, Inc.

                                General Communicorp, Inc.

                                General Broadcasting of Connecticut, Inc.

                                Southern Starr Communications, Inc.

                                Southern Starr Limited Partnership

                                Multi-Market Radio of Augusta, Inc.


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                                Multi-Market Radio of Myrtle Beach, Inc.

                                Multi-Market Radio of Northampton, Inc.

                                Multi-Market Radio of Hartford, Inc.

                                SFX Broadcasting of Indiana, Inc.

                                Great American Music Fest & Production Co.

                                Multi-Market Radio of Fayetteville, Inc.

                                SFX Broadcasting of Arizona, Inc.

                                SFX Broadcasting of California, Inc.

                                SFX Broadcasting of Connecticut, Inc.

                                SFX Broadcasting of Connecticut Licensee, Inc.

                                SFX Broadcasting of Florida, Inc.

                                SFX Broadcasting of Hartford II, Inc.

                                SFX Broadcasting of Kansas, Inc.

                                SFX Broadcasting of Massachusetts, Inc.

                                SFX Broadcasting of Massachusetts Licensee, Inc.

                                SFX Broadcasting of New York, Inc.

                                SFX Broadcasting of Pennsylvania, Inc.

                                SFX Broadcasting of Rhode Island, Inc.

                                SFX Broadcasting of South Carolina, Inc.

                                SFX Broadcasting of Virginia, Inc.

                                SFX Broadcasting of Wisconsin, Inc.

                                SFX GP, Inc.



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                                SFX Holdings, Inc.

                                SFX Operating Company of Mississippi, Inc.

                                SFX Operating Company of North Carolina, Inc.

                                SFX Operating Company of Tennessee, Inc.

                                SFX Operating GP, Inc.

                                SFX Performance Marketing, Inc.

                                SFX Texas Limited Partnership
                                By: SFX Operating GP, Inc., as General Partner

                                SFXAZ Limited Partnership
                                By: SFX GP, Inc., as General Partner

                                SFXBX Limited Partnership
                                By: SFX GP, Inc., as General Partner

                                SFXFL Limited Partnership
                                By: SFX GP, Inc., as General Partner

                                SFXIN Limited Partnership
                                By: SFX GP, Inc., as General Partner

                                SFXKS Limited Partnership
                                By: SFX GP, Inc., as General Partner

                                SFXMS Limited Partnership
                                By: SFX GP, Inc., as General Partner

                                SFXNC Limited Partnership
                                By: SFX GP, Inc., as General Partner

                                SFXPA Limited Partnership
                                By: SFX GP, Inc., as General Partner

                                SFXSC Limited Partnership
                                By: SFX GP, Inc., as General Partner



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                                SFXTN Limited Partnership
                                By: SFX GP, Inc., as General Partner

                                SFXTX Limited Partnership
                                By: SFX GP, Inc., as General Partner

                                SFXWI Limited Partnership
                                By: SFX GP, Inc., as General Partner

                                WWYZ, Inc.

                                ABS Communications, L.L.C.
                                By: SFX Broadcasting, Inc., Authorized Member

                                SFX Indiana Limited Partnership
                                By: SFX Broadcasting of Indiana, Inc. as General Partner

                                SFX Radio Network of North Carolina, Inc.


                                By:      /s/ William S. Banowsky, Jr.
                                         ---------------------------------------
                                         Name:  William S. Banowsky, Jr.
                                         Title:  Vice President


                                The Chase Manhattan Bank, as Trustee


                                By:      /s/ Francine Springer
                                         ---------------------------------------
                                         Name: Francine Springer
                                         Title:  Assistant Vice President



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